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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62205) pertaining to the Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan, of our report dated March 7, 1994, with respect to the consolidated statements of operations, cash flows and changes in stockholders' equity of Cornerstone Natural Gas, Inc. for the year ended December 31, 1993, included in its Annual Report (Form 10-K) for the year ended December 31, 1995.


                                        ERNST & YOUNG LLP


Dallas, Texas
February 21, 1996